FORM 8-A

                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                 PURSUANT TO SECTION 12(b) OR (g) OF THE

                     SECURITIES EXCHANGE ACT OF 1934

                       Stoico Restaurant Group, Inc.
          (Exact name of registrant as specified in its charter)

          DELAWARE                                 48-1177558
   (State of incorporation                     (I.R.S. Employer
    or organization)                            Identification Number)

3151 NORTH ROCK ROAD, WICHITA, KANSAS                   67226
(Address of principal executive offices)              (Zip Code)

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

     Title of each class                Name of each exchange on which
     to be so registered                each class is to be registered
     -------------------                ------------------------------
     None                               Not Applicable

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. _____

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act if 1933 pursuant to General Instruction A.(c)(2), please check the following box. _____

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                  Common Stock, par value $.01 per share
                  --------------------------------------
                           (Title of Class)

               INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), is incorporated herein by reference to the discussion under the heading "Description of Capital Stock" to be included in the Prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included as part of Registration Statement No. 333-5488-D.

ITEM 2.     EXHIBITS.

       1.1 Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4 filed as part of Amendment No. 1 to Registration Statement No. 333-5488-D filed by the Registrant on October 8,
               1996).

       2.1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) filed as part of the Registration Statement No. 333-5488-D filed by the Registrant on August 29,
               1996).

       2.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3(b) filed as part of the Registration Statement No. 333-5488-D filed by the Registrant on August 29, 1996).


                               SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       STOICO RESTAURANT GROUP, INC.


                                        By:   /s/ Timothy J. Jeffrey
                                              --------------------------
                                              Timothy J. Jeffrey, President
                                              and Chief Executive Officer


Dated:  October 16, 1996